1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

News Release

Contact:
Patricia A. Spinella, Investor Relations – 201-847-5453
Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR FIRST FISCAL QUARTER

Franklin Lakes, NJ (January 28, 2009) – BD (Becton, Dickinson and Company) (NYSE: BDX) today reported quarterly revenues of $1.734 billion for the first fiscal quarter ended December 31, 2008, representing an increase of 1.6 percent from the prior year period. This quarter’s growth rate reflects the unfavorable impact from foreign currency translation, which overall is estimated to account for nearly 3 percentage points.

“BD is off to a solid start to fiscal 2009. In particular, we continue to see strength in our Biosciences and Diagnostics segments and strong sales of insulin delivery products,” said Edward J. Ludwig, Chairman and Chief Executive Officer. “In addition, our strong earnings per share growth has given us the confidence to raise guidance for fiscal 2009.”

Diluted earnings per share from continuing operations of $1.26 for the first fiscal quarter of 2009 increased by 18 percent from diluted earnings per share from continuing operations of $1.07 for the first fiscal quarter of 2008. These earnings reflect underlying performance as well as the overall impact of foreign exchange fluctuations, including foreign exchange hedging gains.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $891 million, representing a decrease of 2 percent from the prior year period after taking into account an estimated 4 percentage points of unfavorable impact from foreign currency translation. Strong sales of insulin delivery products were more than offset by a decline in the sales of Medical Surgical Systems products and the expected decline in sales of prefillable devices in the U.S.

In the BD Diagnostics segment, worldwide revenues for the quarter were $540 million, representing an increase of 3 percent from the prior year period after taking into account an estimated 3 percentage points of unfavorable impact from foreign currency translation. Sales of safety-engineered devices, cancer diagnostics products and infectious disease testing systems contributed to revenue growth.

In the BD Biosciences segment, worldwide revenues for the quarter were $303 million, representing an increase of 11 percent from the prior year period after taking into account an estimated 1 percentage point of favorable impact from foreign currency translation. Demand for clinical and research instruments were the primary growth drivers.

Geographic Results

First quarter revenues in the U.S. were $809 million, representing an increase of 2 percent from the prior year period. Revenues outside the U.S. were $925 million, representing an increase of 1 percent from the prior year period, and reflect an estimated 5 percentage points of unfavorable impact from foreign currency translation.

Fiscal 2009 Outlook for Full Year

The Company estimates that diluted earnings per share from continuing operations for the full fiscal year 2009 will increase approximately 9 to 11 percent over diluted earnings per share from continuing operations of $4.46 for the fiscal year 2008.

Conference Call Information

A conference call regarding BD’s first quarter results and its expectations for the full fiscal year will be broadcast live on BD’s website, www.bd.com/investors, at 10:00 a.m. (ET) Wednesday, January 28, 2009. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-642-1687 (domestic) and 1-706-645-9291 (international) through the close of business on February 4, 2009, access code 81318661.

About BD

BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people's health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD's capabilities are instrumental in combating many of the world's most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 28,000 people in approximately 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.

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This press release, including the section entitled “Fiscal 2009 Outlook for Full Year,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic downturn on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates, particularly in light of increased volatility in currency exchange rates; competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); the effects of potential pandemic diseases; changes in healthcare or other governmental regulation, including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended December 31,
	2008	2007	% Change

REVENUES	$1,733,505	$1,705,767	1.6

Cost of products sold	804,298	829,846	(3.1)
Selling and administrative	409,942	421,718	(2.8)
Research and development	97,457	91,527	6.5
TOTAL OPERATING COSTS
AND EXPENSES	1,311,697	1,343,091	(2.3)

OPERATING INCOME	421,808	362,676	16.3

Interest income	1,651	13,528	(87.8)
Interest expense	(7,824)	(10,339)	(24.3)
Other income, net	9,411	707	NM

INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES	425,046	366,572	16.0

Income tax provision	112,978	95,676	18.1

INCOME FROM CONTINUING OPERATIONS	312,068	270,896	15.2

INCOME FROM DISCONTINUED OPERATIONS
NET OF INCOME TAX PROVISION OF
$8 AND $386, RESPECTIVELY	14	652	NM

NET INCOME	$312,082	$271,548	14.9

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.29	$1.11	16.2
Income from discontinued operations	$-	$-	-
Net income	$1.29	$1.11	16.2

Diluted:
Income from continuing operations	$1.26	$1.07	17.8
Income from discontinued operations	$-	$-	-
Net income	$1.26	$1.07	17.8

AVERAGE SHARES OUTSTANDING

Basic	242,397	244,292
Diluted	248,311	253,116

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended December 31,
	2008	2007	% Change

BD MEDICAL
United States	$407,508	$407,491	-
International	483,268	501,793	(3.7)
TOTAL	$890,776	$909,284	(2.0)

BD DIAGNOSTICS
United States	$287,568	$279,488	2.9
International	252,623	243,263	3.8
TOTAL	$540,191	$522,751	3.3

BD BIOSCIENCES
United States	$113,751	$103,071	10.4
International	188,787	170,661	10.6
TOTAL	$302,538	$273,732	10.5

TOTAL REVENUES
United States	$808,827	$790,050	2.4
International	924,678	915,717	1.0
TOTAL	$1,733,505	$1,705,767	1.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31,
(Unaudited; Amounts in thousands)

	United States
	2008	2007	% Change

BD MEDICAL
Medical Surgical Systems	$256,255	$252,745	1.4
Diabetes Care	101,812	98,526	3.3
Pharmaceutical Systems	42,652	49,978	(14.7)
Ophthalmic Systems	6,789	6,242	8.8
TOTAL	$407,508	$407,491	-

BD DIAGNOSTICS
Preanalytical Systems	$149,230	$143,300	4.1
Diagnostic Systems	138,338	136,188	1.6
TOTAL	$287,568	$279,488	2.9

BD BIOSCIENCES
Cell Analysis	$77,379	$67,358	14.9
Discovery Labware	36,372	35,713	1.8
TOTAL	$113,751	$103,071	10.4

TOTAL UNITED STATES	$808,827	$790,050	2.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2008	2007	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$224,246	$246,066	(8.9)	-	(8.9)
Diabetes Care	93,780	90,861	3.2	9.3	(6.1)
Pharmaceutical Systems	152,129	151,963	0.1	4.2	(4.1)
Ophthalmic Systems	13,113	12,903	1.6	7.8	(6.2)
TOTAL	$483,268	$501,793	(3.7)	3.2	(6.9)

BD DIAGNOSTICS
Preanalytical Systems	$128,924	$128,169	0.6	8.3	(7.7)
Diagnostic Systems	123,699	115,094	7.5	12.0	(4.5)
TOTAL	$252,623	$243,263	3.8	10.1	(6.3)

BD BIOSCIENCES
Cell Analysis	$152,142	$137,755	10.4	9.8	0.6
Discovery Labware	36,645	32,906	11.4	8.5	2.9
TOTAL	$188,787	$170,661	10.6	9.6	1.0

TOTAL INTERNATIONAL	$924,678	$915,717	1.0	6.2	(5.2)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2008	2007	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$480,501	$498,811	(3.7)	0.7	(4.4)
Diabetes Care	195,592	189,387	3.3	6.2	(2.9)
Pharmaceutical Systems	194,781	201,941	(3.5)	(0.4)	(3.1)
Ophthalmic Systems	19,902	19,145	4.0	8.1	(4.1)
TOTAL	$890,776	$909,284	(2.0)	1.8	(3.8)

BD DIAGNOSTICS
Preanalytical Systems	$278,154	$271,469	2.5	6.1	(3.6)
Diagnostic Systems	262,037	251,282	4.3	6.4	(2.1)
TOTAL	$540,191	$522,751	3.3	6.2	(2.9)

BD BIOSCIENCES
Cell Analysis	$229,521	$205,113	11.9	11.5	0.4
Discovery Labware	73,017	68,619	6.4	5.0	1.4
TOTAL	$302,538	$273,732	10.5	9.9	0.6

TOTAL REVENUES	$1,733,505	$1,705,767	1.6	4.4	(2.8)